                               AlliedSignal Inc.

                         Special Meeting of Shareowners
                               101 Columbia Road
                          Morris Township, New Jersey

                      September 1, 1999 10:00 A.M., E.D.T.

                                You May Vote by
                              Telephone or by Mail
                       (see instructions on reverse side)

                             Your Vote is Important

                         DIRECTIONS TO SPECIAL MEETING

                                    [MAP]

From Rte. 80 (East or West) and Rte. 287 South:
Take Rte. 80 to Rte. 287 South to Exit 37 (Rte. 24 East -- Springfield). Follow Rte. 24 East to Exit 2A (Rte. 510 West -- Morristown), which exits onto Columbia Road. At second traffic light, make left into AlliedSignal.

From Rte. 287 North:
Take Rte. 287 North to Exit 37 (Rte. 24 East -- Springfield). Follow Rte. 24 East to Exit 2A (Rte. 510 West -- Morristown), which exits onto Columbia Road. At second traffic light, make left into AlliedSignal.

From Newark International Airport:
Take Rte. 78 West to Rte. 24 West (Springfield -- Morristown). Follow Rte. 24 West to Exit 2A (Rte. 510 West -- Morristown), which exits onto Columbia Road. At second traffic light, make left into AlliedSignal.

           Detach proxy card here if you are not voting by telephone.

-------------------------------------------------------------------------------



[LOGO]                                                                P R O X Y

This Proxy is Solicited on Behalf of the Board of Directors of AlliedSignal Inc.
               Special Meeting of Shareowners--September 1, 1999

     The undersigned hereby appoints LAWRENCE A. BOSSIDY and PETER M. KREINDLER as proxies (each with power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Special Meeting of Shareowners of AlliedSignal Inc. to be held on September 1, 1999, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

                                 --------------

     Your vote on the proposed merger of a subsidiary of AlliedSignal Inc. with Honeywell Inc., including the related issuance of shares of common stock, and your vote on the proposed amendment to AlliedSignal's certificate of incorporation, both of which are described in the accompanying joint proxy statement/prospectus, may be specified on the reverse side.

NOTE: After signing and dating, please insert this    ALLIEDSIGNAL INC.
Proxy in the enclosed envelope so that the address    P.O. BOX 11010
at right shows through the window.                    NEW YORK, N.Y. 10203-0010

     IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

                                  (SPECIFY CHOICES AND SIGN ON THE REVERSE SIDE)

[LOGO]

                                VOTE BY TELEPHONE
                          24 HOURS A DAY, 7 DAYS A WEEK

                                    TELEPHONE
                                  800-574-7048

Use any touch-tone telephone to vote your shares, toll-free. Have your proxy card in hand when you call. You will be prompted to enter your "Control Number", located in the box below, and then follow the recorded instructions.

Your telephone vote authorizes the proxies named on the proxy card to vote your shares in the same manner as if you marked, signed and returned the proxy card.

                CALL TOLL-FREE TO VOTE   IT'S FAST AND CONVENIENT
                                  800-574-7048

                                      MAIL

To vote your shares by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you have voted by telephone, please do not mail back your proxy card. Telephone voting will not be available after 5:00 P.M. (E.D.T.) on August 31, 1999.

                               CONTROL NUMBER FOR
                                TELEPHONE VOTING

           Detach proxy card here if you are not voting by telephone.
-------------------------------------------------------------------------------
[ ]
Please complete (X) in blue or black ink.
-------------------------------------------------------------------------------
A vote "FOR" Proposals 1 and 2 is recommended by the Board of Directors:
-------------------------------------------------------------------------------

1. Proposed merger to be implemented pursuant to an Agreement and Plan of Merger, dated as of June 4, 1999, among AlliedSignal Inc., Honeywell Inc. and a subsidiary of AlliedSignal, including the related issuance of shares of common stock.

   FOR  [ ]                    AGAINST [ ]                         ABSTAIN [ ]

2. Proposal to amend AlliedSignal's certificate of incorporation to increase the number of authorized shares of common stock from one billion to two billion shares, to increase the number of authorized shares of preferred stock from 20 million to 40 million shares and to eliminate several series of preferred stock not currently outstanding.

   FOR  [ ]                    AGAINST [ ]                         ABSTAIN [ ]
-------------------------------------------------------------------------------
-------------------------------------------------
Please complete (X) if you:

Plan to attend the         Have written comments
Special Meeting [ ]        on this card [ ]
-------------------------------------------------

Please sign exactly as name appears on this Proxy. Joint owners should all sign. Executors, administrators, trustees and others acting in a representative capacity should indicate title when signing.

Dated ______________________________________________, 1999

Signed ___________________________________________________

__________________________________________________________
Please sign, date and return this Proxy promptly in the enclosed envelope.

Please complete (X) if you want your vote kept confidential under the policy described on page 81 of the accompanying joint proxy statement/prospectus. Please complete (X) in blue or black ink.

          Please Detach Here
Detach this portion of the proxy card
         before returning it.

                                                                    Exhibit 99.1

                     REQUEST FOR CONFIDENTIAL INSTRUCTIONS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC.
             PURSUANT TO THE ALLIEDSIGNAL SAVINGS PLAN (THE 'PLAN')

     The undersigned hereby instructs State Street Bank and Trust Company, Trustee under the Plan, to vote, as designated herein, all shares of Common Stock with respect to which the undersigned is entitled to instruct the Trustee as to voting under the Plan at the Special Meeting of Shareowners of AlliedSignal Inc. to be held on September 1, 1999, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

                            ------------------------

     Your vote on the proposed merger of a subsidiary of AlliedSignal Inc. with Honeywell Inc., including the related issuance of shares of common stock, and your vote on the proposed amendment to AlliedSignal's certificate of incorporation, both of which are described in the accompanying joint proxy statement/prospectus, may be specified on the reverse side.

     IF THIS CARD IS PROPERLY SIGNED, DATED AND RETURNED, THE SHARES WILL BE VOTED AS SPECIFIED HEREIN OR, IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED 'FOR' PROPOSALS 1 AND 2. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO INSTRUCTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

                                         [CONTINUE AND SIGN ON THE REVERSE SIDE]

  ----------------------------------------------------------------------------
    A vote "FOR" Proposals 1 and 2 is recommended by the Board of Directors:
  ----------------------------------------------------------------------------

      1. Proposed merger to be implemented pursuant to an Agreement and Plan of Merger, dated as of June 4, 1999, among AlliedSignal Inc., Honeywell Inc. and a subsidiary of AlliedSignal, including the related issuance of shares of common stock.

               FOR [ ]        AGAINST [ ]        ABSTAIN [ ]


      2. Proposal to amend AlliedSignal's certificate of incorporation to increase the number of authorized shares of common stock from one billion to two billion shares, to increase the number of authorized shares of preferred stock from 20 million to 40 million shares and to eliminate several series of preferred stock not currently outstanding.

               FOR [ ]        AGAINST [ ]        ABSTAIN [ ]
  ----------------------------------------------------------------------------

                                PLEASE SIGN EXACTLY AS NAME APPEARS.


                                Dated  ___________________________________, 1999


                                Signed ___________________________________

  PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                    Exhibit 99.1

                     REQUEST FOR CONFIDENTIAL INSTRUCTIONS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC.
             PURSUANT TO THE ALLIEDSIGNAL THRIFT PLAN (THE 'PLAN')

     The undersigned hereby instructs State Street Bank and Trust Company, Trustee under the Plan, to vote, as designated herein, all shares of Common Stock with respect to which the undersigned is entitled to instruct the Trustee as to voting under the Plan at the Special Meeting of Shareowners of AlliedSignal Inc. to be held on September 1, 1999, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

                            ------------------------

     Your vote on the proposed merger of a subsidiary of AlliedSignal Inc. with Honeywell Inc., including the related issuance of shares of common stock, and your vote on the proposed amendment to AlliedSignal's certificate of incorporation, both of which are described in the accompanying joint proxy statement/prospectus, may be specified on the reverse side.

     IF THIS CARD IS PROPERLY SIGNED, DATED AND RETURNED, THE SHARES WILL BE VOTED AS SPECIFIED HEREIN OR, IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED 'FOR' PROPOSALS 1 AND 2. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO INSTRUCTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

                                         [CONTINUE AND SIGN ON THE REVERSE SIDE]

  ----------------------------------------------------------------------------
    A vote "FOR" Proposals 1 and 2 is recommended by the Board of Directors:
  ----------------------------------------------------------------------------

      1. Proposed merger to be implemented pursuant to an Agreement and Plan of Merger, dated as of June 4, 1999, among AlliedSignal Inc., Honeywell Inc. and a subsidiary of AlliedSignal, including the related issuance of shares of common stock.

               FOR [ ]        AGAINST [ ]        ABSTAIN [ ]


      2. Proposal to amend AlliedSignal's certificate of incorporation to increase the number of authorized shares of common stock from one billion to two billion shares, to increase the number of authorized shares of preferred stock from 20 million to 40 million shares and to eliminate several series of preferred stock not currently outstanding.

               FOR [ ]        AGAINST [ ]        ABSTAIN [ ]
  ----------------------------------------------------------------------------

                                PLEASE SIGN EXACTLY AS NAME APPEARS.


                                Dated  ___________________________________, 1999


                                Signed ___________________________________

  PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                    Exhibit 99.1

                     REQUEST FOR CONFIDENTIAL INSTRUCTIONS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC. PURSUANT TO THE ALLIEDSIGNAL TRUCK BRAKE SYSTEMS COMPANY SAVINGS PLAN
                                (THE 'PLAN')

     The undersigned hereby instructs State Street Bank and Trust Company, Trustee under the Plan, to vote, as designated herein, all shares of Common Stock with respect to which the undersigned is entitled to instruct the Trustee as to voting under the Plan at the Special Meeting of Shareowners of AlliedSignal Inc. to be held on September 1, 1999, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

                            ------------------------

     Your vote on the proposed merger of a subsidiary of AlliedSignal Inc. with Honeywell Inc., including the related issuance of shares of common stock, and your vote on the proposed amendment to AlliedSignal's certificate of incorporation, both of which are described in the accompanying joint proxy statement/prospectus, may be specified on the reverse side.

     IF THIS CARD IS PROPERLY SIGNED, DATED AND RETURNED, THE SHARES WILL BE VOTED AS SPECIFIED HEREIN OR, IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED 'FOR' PROPOSALS 1 AND 2. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO INSTRUCTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

                                         [CONTINUE AND SIGN ON THE REVERSE SIDE]

  ----------------------------------------------------------------------------
    A vote "FOR" Proposals 1 and 2 is recommended by the Board of Directors:
  ----------------------------------------------------------------------------

      1. Proposed merger to be implemented pursuant to an Agreement and Plan of Merger, dated as of June 4, 1999, among AlliedSignal Inc., Honeywell Inc. and a subsidiary of AlliedSignal, including the related issuance of shares of common stock.

               FOR [ ]        AGAINST [ ]        ABSTAIN [ ]


      2. Proposal to amend AlliedSignal's certificate of incorporation to increase the number of authorized shares of common stock from one billion to two billion shares, to increase the number of authorized shares of preferred stock from 20 million to 40 million shares and to eliminate several series of preferred stock not currently outstanding.

               FOR [ ]        AGAINST [ ]        ABSTAIN [ ]
  ----------------------------------------------------------------------------

                                PLEASE SIGN EXACTLY AS NAME APPEARS.


                                Dated  ___________________________________, 1999


                                Signed ___________________________________

  PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE.